Exhibit 10.4

AMENDMENT AGREEMENT NO. 1

This AMENDMENT AGREEMENT (this “Agreement”), dated as of July 9, 2014, is by and between BOLDFACE Group, Inc., a Nevada corporation (the “Company”), and Hillair Capital Investments L.P. (“Hillair”).  Defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated as of July 3, 2014 (the “Purchase Agreement”), between the Company and Hillair.

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of July 3, 2014, between the Company and Hillair (the “SPA”), the Company issued to Hillair that certain 8% Original Issue Discount Senior Secured Convertible Debenture due July 1, 2015 in the original principal amount of $281,120 (the “Debentures”) and Common Stock Purchase Warrant to purchase up to 1,434,286 shares of Common Stock (the “Warrant”);

WHEREAS, the Debenture is guaranteed pursuant to that certain Subsidiary Guarantee, dated as of July 3, 2014 and granted by the Subsidiaries (“Subsidiary Guarantee”) and the obligations of the Company and the Subsidiaries is secured by all of the assets of the Company and the Subsidiaries pursuant to that certain Security Agreement, dated as of July 3, 2014 (the “Security Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Hillair agree to amend the SPA to increase the Subscription Amount under the SPA by $32,686.73 and thereby increase the aggregate Principal Amount of the Debenture to $317,729.14 and increase the aggregate number of shares of Common Stock underlying the Warrants by 186,781 to 1,621,067.  As such, it is hereby acknowledged, agreed and understood that the Obligations of the Company and the Subsidiaries, as amended hereunder, are guaranteed pursuant to the Subsidiary Guarantee and secured by all the assets of the Company and the Subsidiaries pursuant to the Security Agreement.  The closing of such additional Subscription Amount shall occur as soon as practical hereunder, subject to the closing conditions set forth in the SPA, and the Company shall issue one certificate representing the Debenture and one certificate representing the Warrant issued and issuable hereunder.

1.         Representations and Warranties of Company.  The Company hereby makes the representations and warranties set forth below as of the date of its execution of this Agreement.

(a)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  The Shares are duly authorized and, when issued in accordance herewith, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than any restrictions on transfer pursuant to the Securities Act. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clause (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)           Survival and Bring Down of Representations and Warranties.  All of the Company's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in the SPAs (as supplemented or qualified by the disclosures in any disclosure schedule to the Purchase Agreement), continues to be true, accurate and complete in all material respects as of the date hereof (except as such representations and warrants are modified as set forth in the disclosure schedules attached to the Purchase Agreement, and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remakes and incorporates herein by reference each such representation and warranty (as qualified by the disclosure schedules attached to the Purchase Agreement) as though made on the date of this Agreement.

(d)           Use of Proceeds.  The proceeds shall be used as follows:

2.         Representations and Warranties of Hillair.  Hillair is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act and Hillair is able to bear the economic risk of an investment in the Securities. Hillair represents and warrants that the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and this Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.         Fees and Expenses.  The Company agrees to reimburse Hillair for its legal fees and expenses in connection herewith.  Except as expressly set forth herein, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.         Effect on Transaction Documents.  Except as specifically modified herein, all of the terms, provisions and conditions of the Transaction Documents shall remain in full force and effect and the rights and obligations of the parties with respect thereto shall, except as specifically provided herein, be unaffected by this Agreement and shall continue as provided in such documents and shall not be in any way changed, modified or superseded by the terms set forth herein.

5.         Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.         Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Hillair.

7.         Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

BOLDFACE GROUP, INC.

By:
Name:
Title:

HILLAIR CAPITAL INVESTMENTS, L.P.

By:
Name:
Title: